Exhibit 21.1

Invitrogen Corporation Subsidiaries

All Subsidiaries are 100% owned by Invitrogen Corporation unless otherwise noted.

Asia Pacific
Subsidiary
Australia
Dynal Biotech Pty. Ltd.
Invitrogen Australia Pty Limited
Serum Technologies Australia Pty Ltd.
Hong Kong
Invitrogen Hong Kong Limited
India
Invitrogen BioServices India Private Limited
Israel
Ethrog Biotechnology Ltd.
Japan
Invitrogen Japan K.K.
Nihon Dynal K.K. *(60% ownership)
Mauritius
Invitrogen Mauritius Ltd.
New Zealand
Invitrogen New Zealand Limited
Singapore
Invitrogen Singapore Pte. Ltd.
Taiwan
Invitrogen Taiwan Limited
China
Dynal Biotech (Beijing) Ltd.
Shanghai Invitrogen Biotechnology Co., Ltd.

Europe
Belgium
Biosource Europe S.A.
Dexter Europe S.A.
N.V. Invitrogen S.A.
Denmark
Invitrogen A/S
England
BioReliance Ltd
BioReliance Biotech Ltd
BioReliance (Glasglow) Ltd
BioReliance UK Holdings Ltd
Biosource UK Limited
Dexter Holdings Unlimited
Dexter UK Limited
DNA Research Innovations, Ltd.
Dynal Biotech Ltd.
Q-One Biotech Group Ltd
QUIP Technology Ltd
Satron Management Services (Technology) Limited

France
Dynal Biotech S.A.
Invitrogen S.A.R.L.
Germany
BioReliance Manufacturing GmbH
Biosource GmbH
Caltag Laboratories GmbH
Invitrogen GmbH
Zytomed GmbH
Italy
Invitrogen S.r.l.
Netherlands
Biosource B.V.
Invitrogen B.V.
Life Technologies B.V.
Molecular Probes Europe B.V.
Norway
Dynal Biotech Holding AS
Dynal Biotech ASA
Dynal Biotech Diagnostics AS
Invitrogen Dynal AS
Invitrogen Norge AS
Scotland
Dexter Specialty Materials Limited
Invitrogen Europe Limited
Invitrogen Europe Holdings Unlimited
Invitrogen Holdings Ltd
Invitrogen Limited
Spain
Invitrogen S.A.
Sweden
Invitrogen AB
Switzerland
Invitrogen AG

Americas
California
Caltag Laboratories, Inc.
Keystone Laboratories, Inc.
Quantum Dot Corporation
Zymed Laboratories, Inc.
Colorado
Gene Express, Inc. (5% ownership)
Connecticut
Invitrogen Corporation Foundation, Inc. **
Delaware
BioReliance Corporation
BioReliance Biotech, Inc.
BioSource International, Inc.
Dynal Biotech Inc.
Invitrogen Asia Pacific, Inc.
Invitrogen Federal Systems, Inc.
Invitrogen Finance Corporation

Invitrogen Foundation Inc. **
Invitrogen Holdings Inc.
Invitrogen IP Holdings, Inc. (formerly PV Licensing Corporation)
Protometrix, Inc.
Oregon
Molecular Probes, Inc.
Wisconsin
Dynal Biotech LLC
Argentina
Invitrogen Argentina S.A.
Bermuda
Kettlebrook Insurance Company, Ltd. (67% ownership)
Brazil
Invitrogen Brasil Ltda.
Canada
Invitrogen Canada Inc.
Uruguay
Life Technologies Uruguay S.A.

**	These two entities are not technically subsidiaries, as they are both non-profit separate organizations.